STARVOX COMMUNICATIONS, INC.
Senior Secured Promissory Note

$3,200,000	As of ______, 2006 San Jose, California

StarVox Communications, Inc., a California corporation (the “Company”), for value received, hereby promises to pay to U.S. Wireless Data, Inc., with an address at 2121 Avenue of the Stars, Suite 1650, Los Angeles, California 90067, or its successors or permitted assigns (the “Holder”), the principal amount of Three Million Two Hundred Thousand Dollars ($3,200,000), in lawful money of the United States of America, with interest thereon to be computed from the date hereof, on the unpaid principal balance at the rate and as herein provided.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Holder for the use of the money advanced or to be advanced hereunder exceed the maximum rate permitted by law (the “Maximum Rate”). If, for any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the debt evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if for any circumstance whatsoever, the Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and the Holder with respect to the debt evidenced hereby.

1.     Security.

This Note and the Company’s obligations hereunder are collateralized by a security interest in the assets of the Company, pursuant to a Security Agreement, dated as of the same date of this Note (the “Security Agreement”), by and between the Company and the Holder, as secured party. If an Event of Default (as hereinafter defined) shall have occurred and the principal amount of this Note shall become due and payable, the Holder shall be entitled to exercise, in addition to any right, power or remedy permitted in law or equity, all its remedies under the Security Agreement.

2.     Interest; Payments.

(a)     Principal of, and any accrued and unpaid interest on, this Note shall be due and payable on demand by the Holder at any time following September 30, 2006 (the “Maturity Date”); provided, that, if the termination date of that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Holder and StarVox Acquisition, Inc., a wholly-owned subsidiary of Holder, dated as of even date herewith, is extended by mutual agreement of the Company and Holder, then the Maturity Date shall be so extended until the Merger Agreement is terminated or the transactions contemplated by the Merger Agreement are consummated.

(b)     Until this Note is paid in full, interest on this Note shall accrue from the date hereof at the Applicable Rate (calculated on the basis of a 360-day year consisting of twelve 30-day months). For purposes of this Note, the Applicable Rate shall mean 10.0%, except in the event that the Company fails to pay to the Holder any portion of the principal and/or interest due on the Maturity Date or if an Event of Default shall have occurred in which case the Applicable Rate shall thereafter, during the continuance of such failure, be 15%.

(c)     If the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on such Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. “Business Day” means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the city of New York, New York.

(d)     Payment of principal and interest on this Note shall be made by wire transfer of immediately available funds to an account designated by the Holder or by check sent to the Holder as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

(e)     The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, setoff, counterclaim, rescission, recoupment or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

(f)     Notwithstanding anything to the contrary in this Note, the Security Agreement or any other document executed in connection herewith, the amounts owing under this Note may be prepaid at any time without penalty or premium.

3.     Ranking of Note.

(a)     The Company, for itself, its successors and assigns, covenants and agrees, that the payment of the principal of and interest on this Note is senior in right of payment to the payment of all existing and future Junior Debt (as hereinafter defined). “Junior Debt” shall mean all existing and future Indebtedness. For purposes of this Section 3(a), “Indebtedness” shall mean, except for Permitted Indebtedness (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) any obligation directly or indirectly guaranteed. For purposes of this Section 3(a), “Permitted Indebtedness” shall mean the following: (i) Indebtedness to trade creditors incurred in the ordinary course of business; (ii) Indebtedness outstanding on the date hereof and reflected on the Company’s financial statements delivered to the Holder; (iii) Indebtedness permitted by the prior written consent of the Holder; (iv) Indebtedness pursuant to capital lease obligations or third party equipment financing, provided that such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness; (v) Indebtedness incurred in the ordinary course of business with corporate credit cards and merchant services; (vi) Indebtedness of the Company to any wholly owned subsidiary; (vii) contingent obligations incurred in connection with letters of credit issued for the Company’s account in the ordinary course of business, including relating to leases of real estate for the Company’s facilities; (viii) Indebtedness arising under currency agreements, interest rate agreements, hedging agreements or other similar agreements entered into in the ordinary course of the Company’s business; (ix) Indebtedness owing to Sand Hill Finance, LLC; (x) future senior Indebtedness incurred by the Company from financial institutions and/or venture debt lenders with the written consent of Holder, which consent will not be unreasonably withheld or delayed; and (xi) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company.

(b)     Upon any payment or distribution of the assets of the Company, to creditors upon dissolution, total or partial liquidation or reorganization of, or similar proceeding relating to the Company, the Holder of this Note will be entitled to receive payment in full before any holder of Junior Debt is entitled to receive any payment.

4.     Affirmative Covenants.

The Company covenants and agrees with the Holder that, so long as any amount remains unpaid on this Note:

(a)     the Company shall promptly after the Company shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a “Default”), a notice specifying that such notice is a “Notice of Default” and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Company has taken or proposes to take with respect thereto; and

(b)     the Company shall permit any representative Holder authorizes, including its attorneys, accountants, to inspect, examine and make copies and abstracts of the books of account and records of the Company at reasonable times and upon reasonable notice during normal business hours. In addition, any such representative shall have the right to meet with management and officers of the Company to discuss such books of account and records. In addition, Holder shall be entitled at reasonable times and intervals to consult with and advise the management and officers of the Company concerning significant business issues affecting the Company. Such consultations shall not unreasonably interfere with the Company's business operations.

5.     Events of Default.

The occurrence of any of the following events shall constitute an event of default (an “Event of Default”):

(a)     A default in the payment of the principal or interest on the Note, when and as the same shall become due and payable, which default is not cured within three (3) days after written notice thereof.

(b)     A default in the performance, or a breach, of any of the covenants or agreements of the Company contained in this Note or the Security Agreement, which default (except as provided in Section 5(a)) is not cured within ten (10) days after written notice thereof.

(c)     Any representation, warranty or certification made by the Company in or pursuant to this Note or the Security Agreement is untrue when made.

(d)     A final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

(e)     The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by the Company to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

6.     Remedies Upon Default.

Upon the occurrence of an Event of Default referred to in Sections 5(a) through (e), the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Company. The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, reasonable attorneys’ fees and expenses actually incurred.

7.     Representations and Warranties of the Company. The representations and warranties of the Company set forth in the Security Agreement are incorporated herein by reference.

8.     Miscellaneous.

(a)     The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other, except that the Holder may assign all or a portion of its rights hereunder to an affiliate of the Holder without such consent. Nothing in this Note, expressed or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

(b)     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 2728 Orchard Parkway, San Jose, California 95134, Attention: Chief Executive Officer, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8(b). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 8(b). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 8(b) shall be deemed given at the time of receipt thereof.

(c)     Upon receipt of evidence satisfactory to the Company, of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

(d)     No course of dealing and no delay or omission on the part of the Holder or the Company in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s or the Company’s rights, powers or remedies, as the case may be. No right, power or remedy conferred by this Note upon the Holder or the Company shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

(e)     If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

(f)     This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles governing conflicts of law.

(g)     Company promises to pay any and all reasonable attorneys' and other out of pocket professionals' fees and expenses incurred by Holder after the date hereof in connection with or related to: (i) this Note or the Security Agreement; (ii) the collection or enforcement of this Note; (iii) the amendment or modification of this Note or the Security Agreement; (iv) any waiver, consent, release, or termination under this Note or the Security Agreement; (v) the protection, preservation, sale, lease, liquidation, or disposition of collateral under the Security Agreement or the exercise of remedies with respect to such collateral; (vi) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Company or the collateral under the Security Agreement, and any appeal or review thereof; and (vii) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Company, this Note or the Security Agreement, including representing Holder in any adversary proceeding or contested matter commenced or continued by or on behalf of Company's estate, and any appeal or review thereof. Holder's professional fees and expenses shall include out of pocket fees or expenses for Holder's attorneys, accountants, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by Holder in connection with the foregoing. Company's promise to pay all of Holder's professional fees and expenses is part of the obligations under this Note. All of the foregoing costs and expenses shall be payable within thirty (30) days of written demand by Holder. Company agrees that Holder’s written demand need not consist of more detail than a separate line item for each general category of expense and corresponding amount, such as legal fees and costs $100.00, filing fees $100.00 or courier services $100.00] etc., provided that reasonable detail will be provided upon request by the Company.

*     *     *     *     *

IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.

STARVOX COMMUNICATIONS, INC.

/s/ Douglas S. Zorn

Douglas S. Zorn, President and CEO